Exhibit 3ii - Amended and Restated Bylaws F & M Bank Corp.

                                     BYLAWS
                                       OF
                                F & M BANK CORP.
                      (Restated in electronic format only)

                                    ARTICLE I
                               Shareholder Matters

      Section  1.1.  Annual  Meetings. The  annual  meeting
of  the shareholders of the Corporation shall be held on the second
Saturday of April of each year or at such other date and at such place as may be decided by the Board of Directors. At the annual meeting of the shareholders of the Corporation directors shall be elected and reports of the affairs of the Corporation shall be received and considered. Any other business may be transacted which is within the powers of the shareholders, except that, if any shareholder shall bring new business before the annual meeting, the shareholder must give advance notice as set forth in Section 1.6 of these Bylaws.

      Section  1.2.  Special  Meetings.  A  special  meeting
of the shareholders may be called for any purpose or purposes whatsoever at any time, but only by the President, the Chair of the Board of Directors, the Board of Directors or by holders of not less than one-tenth of all the shares entitled to vote at the meeting.

      Section 1.3. Notice of Meetings. Notice of the time and place of every annual meeting or special meeting shall be mailed to each shareholder of record entitled to vote at the meeting at such shareholder's address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law).

      Section 1.4. Voting in Person or by Proxy. Each shareholder shall be entitled to one vote for each share outstanding in such shareholder's name on the books of the Corporation as of the record date, as provided in Section 4.6 of these Bylaws. Shareholders may vote at any meeting of the shareholders in person or by proxies duly authorized in writing. Proxies shall be valid only for one meeting. Proxies shall be dated and shall be filed with the records of the meeting.

      Section 1.5. Quorum. A majority of the votes entitled to be cast constitutes a quorum. If there is no quorum at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy until there is a quorum, no further notice of any adjourned meeting being required.

      Section 1.6. Notice of Shareholder Business. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors, or
(c) properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have



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given  timely  notice  thereof in writing to the  Secretary  of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books of the shareholder proposing such business and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the shareholder proposing such business, supports such proposal, (c) the number of shares of the Corporation which are beneficially owned and owned of record by the shareholder proposing such business on the date of the notice to the Corporation and the number of shares so owned by any person or entity who, to the knowledge of the shareholder proposing such business, supports such proposal and (d) any material interest (financial or other) of such shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.6. The Chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section
1.6 and any such business not properly brought before the meeting shall not be transacted.

      Section 1.7. Chair and Secretary of the Meeting. The Chair of the Board shall preside at all shareholder meetings. If the Chair is not present the President shall preside. If the President is not present the Chair or the President shall designate a presiding officer. If neither the Chair of the Board nor the President nor the designee is present, a Chair shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if present. If not present, the Chair shall appoint a Secretary of the meeting.

      Section  1.8.  Rules &  Order  of  Business.  All
meeting of shareholders shall be conducted in accordance with such rules as are prescribed by the Chair of the meeting and the Chair shall determine the order of business.

      Section 1.9. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chair of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chair of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.




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                                   ARTICLE II
                                    Directors

      Section 2.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the power of the Corporation shall be exercised by or under the authority of the Board of Directors.

      Section 2.2. Number and Qualification. The Board of Directors shall consist of not less than seven nor more than fifteen shareholders, the exact number to be fixed by resolution of a majority of The Board. Each Director shall be a resident of the Commonwealth of Virginia.

      Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 2.4.

      Section 2.4 Vacancy. Any vacancy arising among the Directors, including a vacancy resulting from an increase by not more than two in the number of directors may be filled by the remaining Directors, unless sooner filled by the shareholders.

      Section 2.5. Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this Section 2.4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless in accordance with the procedures set forth in this Section
2.4. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and the defective nomination shall be disregarded.



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      Section 2.6.  Meetings of Directors.  Meetings of the Board of
Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chair of the Board of Directors or the President. The Secretary, or officer performing his duties, shall give at least twenty-four (24) hours' notice by letter, telephone, fax, e-mail or in person, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Regular meetings of the Board of Directors shall be held at least once in every calendar month. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Members of the Board of Directors or any committee designated thereby may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. On any question the names of those voting each way shall be entered on the record of the proceeding if any member at the time requests it. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 2.7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum.

      Section 2.8. Compensation. The Board of Directors shall fix the compensation of the Directors.

      Section 2.9. Mandatory Retirement. The mandatory retirement age for Directors shall be 70. Upon reaching the age of 70 a Director shall become an Honorary Director and shall continue to function as an Honorary Director until he or she tenders a resignation to the Board of Directors or until the Board requests that such Honorary Director tender his/her resignation.

      Section 2.10. Honorary Directors. An Honorary Director may attend Board of Directors meetings, but will not be entitled to vote. Special meetings of Honorary Directors may be called by the Board of Directors, the Chair of the Board or the President for the purpose of seeking the collective advice of the Honorary Directors on matters of policy or special projects. Individual Honorary Directors may be called upon as needed by management or the Board of Directors for advice and consultation in respect of their special expertise.

      Section 2.11. Committees. The Board of Directors may create standing and temporary committees and appoint members of standing committees in accordance with Virginia law. There shall be an Executive Committee and such committee may exercise the authority of the Board of Directors to the fullest extent permitted by law.

                                   ARTICLE III
                                    Officers

      Section 3.1. Election. The officers of the Corporation shall consist of the Chair of the Board of Directors, the President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant
Secretaries, and such other officers as may be designated as provided in Section
3.3 of this Article. All officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors. Subject to any applicable provision of Virginia law, more than one office may be combined in the same person as the Board of Directors may determine.




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      Section 3.2. Removal of Officers. Any officer of the Corporation may be summarily removed with or without cause, at any time, by a resolution passed by affirmative vote of a majority of all of the Directors; provided that any such removal shall not affect an officer's right to any compensation to which he is entitled under any employment contract between him and the Corporation.

      Section 3.3. Other Officers. Other officers may from time to time be designated by the Board of Directors, and such officers shall hold office for such term as may be designated by the said Board.

      Section 3.4. Chair of the Board. The Chair of the Board shall be the senior officer of the Corporation, and the Chair shall preside at all meetings of the Directors and all meetings of the shareholders. The Chair shall appoint all members of temporary committees. The Chair shall be a member ex officio of all standing committees and shall have all other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

      Section 3.5. President. In the absence or disability of the Chair of the Board, the President shall preside at all meetings of the Directors and at meetings of the shareholders and in the absence or disability of the Chair of the Board the duties and responsibilities of his office shall devolve upon the President. The President shall have such other powers and duties as may be prescribed by the Chair of the Board of Directors, the Board of Directors or by the Bylaws.

      Section 3.6. Vice Presidents. Vice Presidents shall perform such duties as may be prescribed for them from time to time by the Chair or the President of the Board of Directors, the Board of Directors or the Bylaws.

      Section  3.7.  Secretary.  The  Secretary  shall  have the  duties  and
responsibilities   prescribed   by  law  for  the  secretary  of  a  Virginia
corporation.

      Section 3.8. Surety Bonds. All officers and employees who shall have charge or possession of money, securities or property of the Corporation must, before entering upon their duties, be covered by a bond with a surety company approved by the Board of Directors and state and federal authorities. The costs of such bond shall be borne by the Corporation.

                                   ARTICLE IV
                                  Capital Stock

      Section 4.1. Certificates of Stock. Certificates of capital stock shall be in such form as may be prescribed by law and by the Board of Directors. All certificates shall be signed by the President and by the Secretary or an Assistant Secretary, or by any other officers authorized by resolution of the Board of Directors.

      Section 4.2. Transfer of Stock. The stock of the Corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the books of the Corporation.




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      Section 4.3 Transfer Agent & Registrar. The Board of Directors may appoint one or more Transfer Agents and Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of capital stock of the Corporation are signed by a Transfer Agent or by a Registrar (other than the Corporation itself or one of its employees), the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 4.4. Restrictions of Transfer of Stock. Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation.

      Section 4.5. Lost, Destroyed or Mutilated Certificates. The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Corporation may in its discretion cause one or more new certificates for the same aggregate number of shares to be issued to such shareholder upon such terms not in conflict with law as the Board of Directors may prescribe.

      Section 4.6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

      Section 4.7. Record Date. The Board of Directors shall fix in advance the record date in order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders' meeting or entitled to payment of any dividend or distribution to shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                    ARTICLE V
                            Miscellaneous Provisions

      Section 5.1. Seal. The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word "SEAL" in the center thereof.

      Section 5.2. Examination of the Books and Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly qualified Director of the Corporation at the time he makes such inspection. Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.


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      Section 5.3. Checks, Notes and Drafts. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

      Section 5.4. Amendments to Bylaws. These Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors by a vote of a majority of the Directors.

      Section 5.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board of Directors or the President may from time to time appoint an agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Board or such officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such officers may attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.